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                                                                    Exhibit 10.1
                            ASSET PURCHASE AGREEMENT
                                  by and among
                          JUDGE IMAGING SYSTEMS, INC.,
               AUTOMATED OFFICE PRODUCTS OF WESTERN NEW YORK, INC.
                              d/b/a AOP SOLUTIONS,
                                 PAUL F. ECKERT
                                       and
                                 SUZANNE ECKERT

SECTION 1. ACQUISITION OF ASSETS
  1.1  Sale and Purchase of Assets
  1.2  Excluded Assets
  1.3  Assumption of Liabilities
  1.4  Consents

SECTION 2. PURCHASE AND SALE
  2.1  Purchase Price
  2.2  Allocation of Consideration
  2.3  Closing Costs

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER
  3.1  Organization and Good Standing
  3.2  Power and Authorization
  3.3  No Conflicts
  3.4  Brokers
  3.5  Title; Liens

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER
  4.1  Organization and Good Standing
  4.2  Power and Authorization
  4.3  No Conflicts
  4.4  Brokers
  4.5  Financial Condition

SECTION 5. CLOSING; CERTAIN COVENANTS
  5.1  Closing and Effectiveness
  5.2  Deliveries at the Closing
  5.3  Use of Name
  5.4  Remittance of Payments
  5.5  Affiliate Payments

SECTION 6. EMPLOYEE BENEFITS AND EMPLOYMENT
  6.1  Employment
  6.2  Employee Pension Benefit Plans
  6.3  Employee Welfare Benefit Plans
  6.4  Health Continuation Coverage
  6.5  Health Insurance Portability and Accountability Act ("HIPAA")
  6.6  Reporting and Disclosure Requirements
  6.7  Employee Records

SECTION 7. INDEMNIFICATION
  7.1  Indemnification by Seller
  7.2  Indemnification by Buyer
  7.3  Inter-Party Claims
  7.4  Third Party Claims
  7.5  Limitations and Requirements

SECTION 8. MISCELLANEOUS
  8.1  Survival of Representations and Warranties
  8.2  Further Assurances
  8.3  Costs and Expenses


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  8.4  Acknowledgment of Warranty Disclaimer
  8.5  Acknowledgment of Warranty Disclaimer
  8.6  Public Announcements
  8.7  Notices
  8.8  Assignment and Benefit
  8.9  Amendment, Modification and Waiver
  8.10 Governing Law; Consent to Jurisdiction
  8.11 Section Headings and Defined Terms
  8.12 Invalidity/Severability
  8.13 Counterparts
  8.14 Entire Agreement


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of May 31, 1999, (the "Effective Date") by and among Judge Imaging Systems, Inc., a Pennsylvania corporation ("Seller"), Automated Office Products of Western New York, Inc. d/b/a AOP Solutions, a New York corporation ("Buyer"), Paul F. Eckert ("P. Eckert") and Suzanne Eckert ("S. Eckert"). An index of defined terms is attached as an appendix hereto. Buyer, Seller, P. Eckert and S. Eckert are collectively referred to herein as the "Parties".

                                   BACKGROUND

         The Parties desire to provide for, among other things, the acquisition by Buyer from Seller and the sale by Seller to Buyer of the Assets (as defined below) relating to the document solutions and information management business (the "Business") which Seller purchased from Buyer pursuant to an Asset Purchase Agreement dated as of June 29, 1998, as amended by an Amendment and Settlement Agreement dated as of August 3, 1998 (the "First Agreement"), upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ACQUISITION OF ASSETS

         Sale and Purchase of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, transfer and deliver to Buyer the Assets (as defined below) and Buyer shall purchase the Assets from Seller for the consideration set forth in
Section 2 hereof. As used herein the term "Assets" shall mean the following assets of the Business as of the Effective Date:

                  All accounts receivable, including, without limitation, all receivables identified on Schedule 1.1(a);

                  All supplies, machinery, furniture, equipment and other personal property;

                  All inventions, whether or not patented, know-how, domestic and foreign letters patents, patent applications, patent licenses, software licenses and know-how licenses (including but not limited to the names "AOP", "AOP Solutions" and "Always Offering Profitable Solutions"), trade secrets (including but not limited to all results of research and development), trade names, trademarks, service-marks, copyrights, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications and rights-to-use (collectively "Intellectual Property") which were part of the "Purchased Assets" under the First Agreement;

                  To the extent assignable, all right, title and interest in, to and under all purchase orders, sales agreements, equipment leases, distribution agreements, licensing agreements and other contracts, agreements and commitments ("Contracts") of the Business;

                  Copies of all books and records predominately relating to the Business and the Assets (including such books and records as are contained in computerized storage media), including all inventory, purchasing, accounting, sales, export, import, manufacturing, marketing, banking and shipping records and all files, contractor, consultant, customer/client and supplier lists, records, literature and correspondence, and marketing materials excluding tax returns;


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         The lease (the "Lease") related to the facility at 105 Brisbane
Building, 403 Main Street, Buffalo, New York 14203 (the "Facility");

         Any other assets of the Business which are of a nature not customarily reflected in the books and records of a business, such as assets which have been written off for accounting purposes but which are still used by or of value to the Business;

         To the extent assignable, all permits, licenses and authorizations ("Authorizations") associated with the Business and its operations;

             All intangible assets and goodwill associated with the Business and its operations;

             All pre-paid expenses; All notes receivable;

             All deposits in the hands of third parties; and

             Any other assets of Seller which are located at the Facility.

         Excluded Assets. The Assets being sold, assigned, and transferred to Buyer hereunder do not include:

             Cash and cash equivalents;

             Any assets or rights used both for the Business and other operations of Seller, which were not part of the "Purchased Assets" under the First Agreement; or

             Any name or mark which includes "Judge";

             Any rights, claims or counterclaims under this Agreement, the Transaction Documents or the First Agreement and Transaction Documents, as defined therein; or

             Any other assets not specifically referred to in Section 1.1 above (collectively, the "Excluded Assets").

         Assumption of Liabilities. Buyer will assume, as of the Closing (as defined herein), and thereafter fully perform, pay and satisfy, all debts, liabilities (including contingent liabilities), claims, obligations, and commitments, known and unknown ("Liabilities"), of Seller relating to the Business (the "Assumed Liabilities"), including, but not limited to, the following:

             all Liabilities of Seller under the Contracts;

             all accounts payable of Seller relating to or arising out of the operation of the Business (except as provided in Section 1.4);

             vacation, severance and similar employment liabilities (except as provided in Section 6);

             unearned revenues and customer deposits; and

             all liabilities reflected in the balance sheet of the Business as of April 30, 1999, attached hereto as Schedule 1.3(e) (the May 31, 1999 balance sheet of the Business not being available as of the date hereof).

         Consents. Notwithstanding anything in this Agreement to the contrary, if any Contract or Authorization included in the Assets may not be transferred without the consent, approval or waiver ("Consent") of a third party (including, without limitation, any governmental authority) and such transfer or attempted transfer would constitute a breach thereof or a violation of any law, nothing in this Agreement or any Transaction Document shall constitute a transfer or attempted transfer thereof. Buyer will use its best efforts to obtain each such Consent before or as soon as possible after the Closing Date, but to the extent not obtained, Seller and Buyer shall cooperate (a) in endeavoring to obtain such Consent promptly, and (b) if any such Consent is unobtainable, in any reasonable arrangement so that Buyer has all of the benefits and assumes all of the liabilities and obligations under any such Contract or Authorization as if such Contract and Authorization had been duly assigned to Buyer.

PURCHASE AND SALE

         Purchase Price. In full consideration for the sale by Seller to Buyer of the Assets pursuant to Section 1.1 hereof, and the other agreements by Seller and Buyer herein, Buyer shall release all claims against Seller and The Judge Group, Inc., a Pennsylvania corporation (the "Parent"), pursuant to a Settlement, Release and Termination Agreement executed by the parties on the date hereof (the "Mutual Release").

         Allocation of Consideration. The consideration for the Assets shall be allocated to the Seller and among the Assets as specified on Schedule 2.2 hereto. Within 90 days following the Closing, Buyer shall prepare and submit to Seller Internal Revenue Form 8594 (relating to purchase price allocation), prepared in accordance with such allocation. Seller and Buyer shall prepare their respective federal, state and local tax returns and reports employing the


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allocation made pursuant to this Section and shall not take a position in any tax proceeding or audit or otherwise that is inconsistent with such allocation; provided, that nothing contained herein shall require Seller or Buyer to contest, beyond the exhaustion of its administrative remedies before any taxing authority or agency, and Seller and Buyer shall not be required to litigate before any court, including, without limitation, the United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency that challenges such allocation. Seller and Buyer shall give prompt notice to each other promptly upon becoming aware of the commencement or threat of any tax audit or the threatened assertion of any proposed deficiency or adjustment by any tax authority or agency that challenges such allocation.

         Closing Costs. Buyer shall be responsible for the payment of (a) all documentary, use, filing, sales and other taxes and fees due or payable as a result of the transfer and delivery of the Assets from Seller to Buyer, and (b) all of its attorney, consultant, accounting and other fees and any and all other expenses contemplated to be paid by Buyer under this Agreement and the other agreements, documents and instruments related hereto (this Agreement and such related agreements, documents and instruments, collectively, the "Transaction Documents") or incurred by Buyer in connection with the First Agreement or various claims and discussions relating thereto.

REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows (except, in each case, to the extent Buyer has knowledge or belief that any such representation and/or warranty is incorrect as a result of Buyer's due diligence, or Buyer's familiarity with the Business or otherwise):

         Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         Power and Authorization. Seller has the corporate power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents required to be delivered by Seller prior to or at the Closing in connection herewith (such agreements and documents, collectively, the "Seller Transaction Documents"). The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms thereof.

         No Conflicts.

         The execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

             violate or conflict with Seller's certificate or articles of formation or organization or partnership agreement, any statute, law, regulation, permit, license, or certificate, or any judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) binding upon Seller or Seller's properties or assets (such statutes, laws, regulations, permits, licenses, certificates, judgments, orders, awards and other decisions or requirements, collectively, "Laws"); or

             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any material agreement or other material obligation to which Seller is a party.

         No consents or approvals of, or registrations, notifications, filings and/or declarations with, any court, government or governmental agency or instrumentality, creditor, lessor or other person or entity ("Consent or Approval") are required to be given or made by Seller in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated herein, other than such as have been obtained or made and are in full force and effect.

         There are no actions, proceedings or investigations ("Actions") pending or, to the knowledge of Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Transaction Documents or which, if adversely determined, could reasonably be expected to have an adverse affect upon the ability of Seller or Buyer to enter into or perform its respective obligations under this Agreement or any of the other Transaction Documents. Seller has not, on behalf of itself or Buyer, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.


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             Notwithstanding anything in this Section to the contrary, Seller makes no representation or warranty as to any law, agreement, obligation, Consent or Approval or Action which relates to the Business and not Seller as a whole.

         Brokers. No person acting on behalf of Seller or any of Seller's affiliates or under the authority of any of the foregoing, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

         Title; Liens. Seller has such title to the Assets which it received from Buyer at the Closing under the First Agreement (the "First Closing"), free and clear of all liens, pledges, charges, claims, encumbrances, proscriptions, restrictions, conditions, covenants, and easements of any kind ("Liens") which relate to any business or operations of Seller or Parent other than the Business being sold hereunder.

REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows (except, in each case, to the extent Seller has knowledge or belief that any such representation and/or warranty is incorrect as a result of Seller's due diligence, or Seller's familiarity with the Business or otherwise):

         Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all necessary power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         Power and Authorization. Buyer has the corporate power and authority to enter into and perform its obligations under this Agreement and under the other agreements, documents and instruments (collectively, the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with the terms thereof.

         No Conflicts.

         The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

             violate or conflict with Buyer's certificate or articles of formation or organization or partnership agreement or any Laws; or

             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any material agreement or other material obligation to which Buyer is a party.

         No Consent or Approval is required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated herein, other than such as have been obtained or made and are in full force and effect.

         There are no actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other Transaction Documents or which, if adversely determined, could reasonably be expected to have an adverse affect upon the ability of Buyer or Seller to enter into or perform its respective obligations under this Agreement or any of the other Transaction Documents. Buyer has not, on behalf of itself or Seller, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         Brokers. No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties in connection with any of the transactions contemplated by this Agreement.

         Financial Condition. Immediately after Closing, Buyer's Assets and Liabilities will consist solely of the Assets purchased and the Assumed Liabilities assumed under this Agreement.


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CLOSING; CERTAIN COVENANTS.

         Closing and Effectiveness. The closing of the purchase and sale of the Assets and the assignment and assumption of the Assumed Liabilities (the "Closing") pursuant to this Agreement shall be effective as of the close of business on May 31, 1999.

         Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

         Seller shall deliver, or shall cause to be delivered, to Buyer the following:

             a Bill of Sale, Assignment and Assumption and the Mutual Release, in form satisfactory to Buyer;

             a closing certificate and secretary's certificate, dated the Closing Date and signed by the Chief Executive Officer or President of Seller, satisfactory to Buyer;

             copies of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, certified as of the Closing by the Secretary of Seller;

             such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

         Buyer shall deliver, or shall cause to be delivered, to Seller the items described below:

             a Bill of Sale, Assignment and Assumption and a Mutual Release, executed by Buyer, P. Eckert and S. Eckert, all in form satisfactory to Seller;

             a closing certificate and secretary's certificate, dated the Closing Date signed by the President or a Vice President of the general partner of Buyer, satisfactory to Seller;

             a copy of the resolutions of the board of directors or corresponding governing body of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents, certified as of the Closing by the Secretary of Buyer;

             such other documents and instruments as Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

         Use of Name. From and after the Closing, Buyer shall not have or use or permit any affiliate of Buyer to have or use any name or mark which includes a reference to Judge Group or Seller, and no such name or mark or rights thereto shall be included in the Assets; provided that, Buyer shall be permitted to use the Judge name on Buyer's Internet web site and on an awning at the Facility for a period of thirty (30) days after the Closing Date. On request, Buyer shall deliver to Seller evidence (which shall be satisfactory to Seller) of compliance with this Section. Buyer acknowledges that breach of this section will give rise to irreparable injury to Seller and Parent and that as a result money damages are inadequate. Accordingly, Buyer irrevocably acknowledges and agrees that Seller and Parent may each seek and obtain injunctive relief and other equitable remedies with respect to any breach or threatened breach of this section, in addition to any other remedies which may be available at law. In the event of any alleged breach of this section, Buyer will be responsible for the legal fees and costs incurred by Seller and Parent. In the event any such allegation is made incorrectly, as adjudicated by a court or arbitrator, Seller and Parent will be responsible for the legal fees and costs incurred by Buyer.

         Remittance of Payments. From and after the Effective Date, Seller shall immediately remit to Buyer, in the form received, any payments that it or any affiliate may receive (such as payments of accounts receivable) which properly belong to Buyer, and Buyer shall immediately remit to Seller, in the form received, any payments that Buyer or any affiliate may receive which properly belong to Seller. In particular, Seller shall immediately remit to Buyer any cash remitted by a customer on or after the Effective Date that is attributable to a receivable, which was part of the Assets purchased hereunder. Neither Party may set off against any amount due under this section any amount owed to or allegedly owed to such Party.

         Affiliate Payments. From and after the closing, subject to applicable law (including fraudulent conveyance law and law related to dividends and distributions) that may restrict payments, until all of the obligations of Buyer hereunder and all of the Assumed Liabilities which constitute trade accounts payable have been paid and satisfied in full, Buyer will not make any distribution, dividend or other similar payment, make any loan to or investment in any Affiliate or make any payment to or transfer any asset or right to any Affiliate, except for reasonable salary for services rendered and distributions necessary for Buyer's shareholders to pay income taxes arising because of Buyer's status as an S corporation under the Internal Revenue Code of 1986, as amended (the "Code"). For purposes hereof, "Affiliate" shall mean any direct or indirect equity holder of Buyer, any director, officer or employee of Buyer or of any such equity holder, any spouse or relative of any of the foregoing which is a natural person and any business entity of which any of the foregoing is a director.


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EMPLOYEE BENEFITS AND EMPLOYMENT.

         Employment.

         Buyer will determine which employees of the Business to whom it will offer employment and identify such employees by name to Seller not later than June 20, 1999. Employees who accept such employment shall be referred to as "Transferred Employees" for purposes of this Agreement. Seller shall be responsible for any severance pay obligations with respect to those individuals employed in the Business who are not Transferred Employees and whose employment with Seller is terminated. Seller shall also notify such individuals about the termination of their employment and such notification may inform those individuals not identified by Buyer as among those to whom Buyer will offer employment that Buyer has decided not to offer employment to them. Anything contained in or implied by the provisions of this Section 6.1 to the contrary notwithstanding, the provisions of this Section shall not create any third-party beneficiary rights in any person, including any Transferred Employee.

         Employee Pension Benefit Plans. The benefits under any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) maintained by Seller which have accrued to any Transferred Employee as of the Closing Date shall be frozen as of a date not later than 15 days after the Closing Date and no further benefits shall accrue under any such Employee Pension Benefit Plan with respect to such Transferred Employee. Buyer assumes no responsibility with respect to any such Employee Pension Benefit Plan.

         Employee Welfare Benefit Plans. Buyer shall be responsible for establishing such Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA) for Transferred Employees as it determines to be appropriate. Buyer shall have no responsibility for any Employee Welfare Benefit Plan of Seller. Subject to Section 1.3 hereof, Seller shall remain responsible and liable for any acts or omissions by Seller with respect to such Employee Welfare Benefit Plans occurring prior to the Closing Date.

         Health Continuation Coverage. Buyer shall be responsible for all health continuation coverage requirements of the Code, and ERISA for all Transferred Employees and their beneficiaries in periods on and subsequent to the Closing Date. Seller shall be responsible for notifying employees who are not Transferred Employees (and the beneficiaries of such employees) of their right to continue their health care coverage under Seller's health care plan at their own cost pursuant to the relevant provisions of Federal Law.

         Health Insurance Portability and Accountability Act ("HIPAA"). Buyer shall be responsible for all health insurance obligations imposed by HIPAA with respect to any Employee Welfare Benefit Plan which is a group health plan (as defined under Section 5000(b)(1) of the Code or Part 6 of Subtitle B of Title I of ERISA) for all periods on and subsequent to the Closing Date.

         Reporting and Disclosure Requirements. Seller shall be responsible for filing all annual reports and satisfying all other reporting and disclosure requirements with respect to any Employee Benefit Plan for all Plan Years ending prior to the Closing Date.

         Employee Records Buyer shall grant Seller full access to all employee records relating to the Transferred Employees to the extent necessary to enable Seller to comply with its obligations hereunder.

INDEMNIFICATION

         Indemnification by Seller. Subject to Sections 7.5 and 8.4, Seller shall indemnify and hold Buyer and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys' fees and disbursements, but not including any consequential damages (such losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorney's fees and disbursements, but not including any consequential damages, collectively, "Damages"), which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of (in each case except to the extent relating to a breach of representation or covenant of Buyer under the First Agreement or any related document):


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             any inaccuracy in or breach of any representation or warranty of
Seller made in or pursuant to this Agreement or any Transaction Document; and

             any breach or nonfulfillment of any covenant or obligation of Seller contained in this Agreement or any Transaction Document.

         Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller and its affiliates and their officers, directors and shareholders harmless against and in respect of any and all Damages which Seller or any such entity or person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:

             any inaccuracy in or breach of any representation or warranty of Buyer made in or pursuant to this Agreement or any Transaction Document;

             any breach or nonfulfillment of any covenant or obligation of Buyer contained in this Agreement or any Transaction Document; and

             the Assumed Liabilities.

         Inter-Party Claims. Any party seeking indemnification pursuant to this Section (the "Indemnified Party") shall notify in writing the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim, including all relevant facts and circumstances and the section(s) of this Agreement under which such claim arises. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

         Third Party Claims.

         Each Indemnified Party shall promptly notify in writing the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 7.3), specifying the basis of such claim including all relevant facts and circumstances and the section(s) of this Agreement under which such claim arises. The Indemnifying Party shall have the right, upon notice to the Indemnified Party within sixty (60) business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 7.4(a) and in the absence of gross negligence or willful misconduct on the part of the Indemnified Party shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

         The election by the Indemnifying Party, pursuant to Section 7.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

         1.1 Limitations and Requirements.

         Seller shall have no obligation to indemnify Buyer or any other person against Damages pursuant to Section 7.1 of this Agreement unless and until the aggregate of all such Damages suffered or incurred by Buyer and such persons exceeds $20,000; in which event Buyer and such persons shall be entitled to indemnification for all Damages in excess of such amount.

         Except as may otherwise expressly be provided in this Agreement, no claim arising out of or based upon any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document shall be made unless facts exist giving rise to a claim, and written notice pursuant to Section 7.3 is delivered to the Indemnifying Party, within the applicable statute of limitations period.

         The indemnification obligations of Seller contained herein are intended to be exclusive and preclude all other claims, rights or remedies against Seller which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered by such indemnification obligations.

MISCELLANEOUS

         Survival of Representations and Warranties. Subject to Section 7.5(b) above, the representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

         Further Assurances. Each party hereto shall use commercially reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Assets to, and the assumption of the Assumed Liabilities by, Buyer. Buyer and Seller shall, for two years after the Closing, retain the various books and records relating to the Business and shall, upon prior notice, provide the other party and its authorized representatives reasonable access thereto. Each party shall promptly notify the other party of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

         Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith.

         Acknowledgment of Warranty Disclaimer. Buyer acknowledges and agrees that

         Through the status of P. Eckert and S. Eckert as employees of the Business, and otherwise, Buyer has had access to the assets, properties (real and personal, owned and leased), permits, licenses, agreements, instruments, documents and other contracts (oral and written), and the books and records related to the Business and has had opportunity to inspect the same;

         Buyer has decided to acquire the Assets and assume the Assumed Liabilities based upon such access and inspection and the representations, warranties and covenants of Seller specifically made in this Agreement;

         accordingly the representations made by Seller in Section 3 hereof are the sole representations and warranties made by Seller with respect to itself, its assets and its liabilities and obligations, AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN), LIABILITIES AND/OR BUSINESS OF SELLER OR AS TO, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING;

         WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN ), BUSINESS, AND BUSINESS PROSPECTS OF SELLER, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE; and

             in furtherance and not limitation of the foregoing, Seller makes no representation that Seller has, or that Buyer will have, all the licenses, permits or other Authorizations or contracts required to carry on the operation of the Business or that any of such licenses or permits or other Authorizations or contracts are transferable, and Buyer shall be responsible for all such matters.

         Except as and to the extent set forth in this Agreement and the certificates and schedules delivered under this Agreement, Seller hereby disclaims all liability and responsibility for any statement or information made or communicated in any way to Buyer or any agent, employee or representative thereof (including, without limitation, any opinion, information or advice provided by any officer, director, employee, agent, consultant or other representative of Seller or any affiliate of Seller), and Buyer acknowledges such disclaimer. No representation or warranty contained in Section 3 shall be deemed to be untrue to the extent that Buyer had knowledge on the date hereof that such representation or warranty was not correct as stated herein or, after the date hereof and on or before the Closing Date, gave prior approval to an act of the Seller or one of its subsidiaries which caused such representation or warranty to be incorrect as stated herein.

             Acknowledgment of Warranty Disclaimer. Seller acknowledges and agrees that

             The representations made by Buyer in Section 4 hereof are the sole representations and warranties made by Buyer with respect to itself, its assets and its liabilities and obligations, AND BUYER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN), LIABILITIES AND/OR BUSINESS OF BUYER OR AS TO, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING;

             WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, PROPERTIES (REAL AND PERSONAL, OWNED AND LEASED), AGREEMENTS, INSTRUMENTS, DOCUMENTS AND OTHER CONTRACTS (ORAL AND WRITTEN ), BUSINESS, AND BUSINESS PROSPECTS OF BUYER, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE; and

             Except as and to the extent set forth in this Agreement and the certificates and schedules delivered under this Agreement, Buyer hereby disclaims all liability and responsibility for any statement or information made or communicated in any way to Seller or any agent, employee or representative thereof (including, without limitation, any opinion, information or advice provided by any officer, director, employee, agent, consultant or other representative of Buyer or any affiliate of Buyer), and Seller acknowledges such disclaimer. No representation or warranty contained in Section 4 shall be deemed to be untrue to the extent that Seller had knowledge on the date hereof that such representation or warranty was not correct as stated herein or, after the date hereof and on or before the Closing Date, gave prior approval to an act of the Buyer or one of its subsidiaries which caused such representation or warranty to be incorrect as stated herein.

             Public Announcements. Prior to the Closing, neither Seller nor Buyer shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior agreement of the other party hereto, provided that each party shall use its best efforts to consult with the other in advance of any disclosure required by law, but in such case the agreement of the other party hereto shall not be required.

             Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

  To Seller:                           With a copy to:
     Judge Imaging Systems, Inc.               Drinker Biddle & Reath LLP
     2 Bala Plaza, Suite 405                   1100 PNB Building
     Bala Cynwyd, PA 19004                     Broad & Chestnut Streets
     Attention: Amy Feldman, Esquire           Philadelphia, PA  19107
                                               Phone (215) 988-2700
                                               Telecopy (215) 988-2757
                                               Attention: Samuel Mason, Esquire
  To Buyer:                            With a copy to:
     Automated Office Products of              Cohen Swados Wright Hanifin
       Western New York, Inc.                    Bradford & Brett LLP
     105 Brisbane Building                     70 Niagara Street
     403 Main Street                           Buffalo, NY 14202
     Buffalo, New York  14203                  Attention: John Dee, Esquire
     Attention: Paul F. Eckert

         Assignment and Benefit.

         No party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other party hereto. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors and assigns.

         This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors and assigns and for the benefit of no other person or entity.

         Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, provided that any such amendment shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         Governing Law; Consent to Jurisdiction.

         This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         Any legal action, suit or proceeding arising out of or relating to this Agreement which is brought by Buyer shall be instituted in a court in the Eastern District of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in, and irrevocably submits to the jurisdiction of, any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if made by certified or registered mail, or by a nationally recognized overnight courier, directed to Seller or Buyer, as the case may be, at the address provided for herein and service so made shall be deemed to be completed upon actual receipt thereof, or the next day following deposit of such notice with a nationally recognized overnight courier.

         Any legal action, suit or proceeding arising out of or relating to this Agreement which is brought by Seller shall be instituted in a court in the Western District of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in, and irrevocably submits to the jurisdiction of, any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if made by certified or registered mail, or by a nationally recognized overnight courier, directed to Seller or Buyer, as the case may be, at the address provided for herein and service so made shall be deemed to be completed upon actual receipt thereof, or the next day following deposit of such notice with a nationally recognized overnight courier.

         Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

         Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         Invalidity/Severability. The invalidity or unenforceability of this Agreement or any particular provision, or part of any provision, of this Agreement in one jurisdiction shall not affect the validity or enforceability of this Agreement or any particular provision or part of any provision of this Agreement in any other jurisdiction and the invalidity or unenforceability of any particular provision or part of any provision shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         Entire Agreement. This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Assets and the assumption of the Assumed Liabilities and supersedes all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Assets, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties. Buyer's rights and remedies with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be controlled by and subject to the provisions of this Agreement, and Buyer shall have no other rights or remedies except as set forth in this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Asset Purchase Agreement, under seal, all as of the date first above written.

Attest                                           JUDGE IMAGING SYSTEMS, INC.
/s/ Katharine A. Wiercinski, Secretary           /s/ Martin E. Judge, Jr., Chief Executive Officer
---------------------------                      ------------------------
[Seal]

Attest                                           AUTOMATED OFFICE PRODUCTS OF WESTERN NEW YORK, INC.
/s/ Robert W. Patterson, Esquire                 /s/ Paul Eckert, President
-----------------------                          ---------------
[Seal]

         The undersigned execute this Agreement solely for purposes of making the representation set forth in Section 4.6 and joining in the covenant sets forth in Section 5.5, in each case jointly and severally with the Buyer.

/s/ Paul F. Eckert
------------------
/s/ Suzanne Eckert
-------------------